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                                                               EXHIBIT 99(a)(11)

                                    FORM OF

                               C O M P O S I T E
                               -----------------

                              AMENDED AND RESTATED
                  PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                               FOR CLASS B SHARES
                             OF THE MAINSTAY FUNDS

                          [CAPITAL APPRECIATION FUND]
                                  [VALUE FUND]
                               [CONVERTIBLE FUND]
                              [TOTAL RETURN FUND]
                        [HIGH YIELD CORPORATE BOND FUND]
                               [GOVERNMENT FUND]
                              [TAX FREE BOND FUND]
                           [CALIFORNIA TAX FREE FUND]
                            [NEW YORK TAX FREE FUND]
                          [INTERNATIONAL EQUITY FUND]
                           [INTERNATIONAL BOND FUND]
                            [STRATEGIC INCOME FUND]
                              [TAX FREE BOND FUND]
                              [TOTAL RETURN FUND]
                                  [VALUE FUND]


     WHEREAS, The MainStay Funds (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, shares of beneficial interest of the Trust are currently divided into a number of separate series including the [CAPITAL APPRECIATION FUND; VALUE FUND; CONVERTIBLE FUND; TOTAL RETURN FUND; HIGH YIELD CORPORATE BOND FUND; GOVERNMENT FUND; TAX FREE BOND FUND; CALIFORNIA TAX FREE FUND; NEW YORK TAX FREE FUND; INTERNATIONAL EQUITY FUND; INTERNATIONAL BOND FUND, STRATEGIC INCOME FUND, TAX FREE BOND FUND; TOTAL RETURN FUND and VALUE FUND] (the "Funds");

     WHEREAS, the Trust has adopted, on behalf of each of the Funds, a Plan of Distribution pursuant to Rule 12b-l under the Act (the "Plan") with respect to Class B shares of the Funds, the Trustees of the Trust have determined that there is a reasonable likelihood that adoption of this Amended and Restated Plan of Distribution will benefit the Trust, each Fund and its respective shareholders.

     WHEREAS, the Trust employs NYLIFE Distributors Inc. ("NYLIFE Distributors") as distributor of the securities of which it is the issuer including Class B shares of the Funds; and
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     WHEREAS, the Trust and NYLIFE Distributors have entered into a Distribution
Agreement pursuant to which the Trust employs NYLIFE Distributors in such capacity during the continuous offering of [Class A and Class B] shares of the Trust.

     NOW, THEREFORE, the Trust hereby amends and restates on behalf of the Funds, and NYLIFE Distributors hereby agrees to the terms of, the Plan, as amended and restated, in accordance with Rule 12b-1 under the Act on the following terms and conditions:

     1. The Funds shall pay to NYLIFE Distributors, as the distributor of securities of which the Funds are the issuer, a fee for distribution of the shares, and services to shareholders of the Funds at the annual rate of 0.75% [(0.25% in the case of the California Tax Free Fund, New York Tax Free Fund and Tax Free Bond Fund)] of each of the Fund's average daily net assets attributable to the Fund's Class B shares. Such fee shall be calculated and accrued daily and paid monthly or at such other intervals as the Trustees shall determine, subject to any applicable restriction imposed by rules of the National Association of Securities Dealers, Inc. If this Plan is terminated, the Funds will owe no payments to NYLIFE Distributors other than any portion of the distribution fee accrued through the effective date of termination but then unpaid.

     2. The amount set forth in paragraph 1 of this Plan shall be paid for NYLIFE Distributors' services as distributor of the shares of the Funds in connection with any activities or expenses primarily intended to result in the sale of the shares of the Funds, including, but not limited to, compensation to registered representatives or other employees of NYLIFE Distributors and to other broker-dealers that have entered into a Soliciting Dealer Agreement with NYLIFE Distributors, compensation to and expenses of employees of NYLIFE Distributors who engage in or support distribution of the Funds' shares; telephone expenses; interest expense; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials; administrative services and expenses; and profit on the foregoing.

     3. The Funds will pay to NYLIFE Distributors, in addition to the distribution fee, a service fee at the rate of 0.25% on an annualized basis of the average daily net asset value of each Fund attributable to Class B shares (the "Service Fee") as compensation for "service activities" (as defined below) rendered to shareholders of the Funds. Such Service Fee shall be calculated daily and paid monthly or at such other intervals as the Board shall determine.

     For purposes of the Plan, "service activities" shall mean activities in connection with the provision of personal, continuing services to investors in each Fund, excluding transfer agent and subtransfer agent services for beneficial owners of Fund shares, aggregating and processing purchase and redemption orders, providing beneficial owners with share account statements, processing dividend payments, providing subaccounting services for shares held beneficially, forwarding shareholder communications to beneficial owners and receiving, tabulating and transmitting proxies executed by beneficial owners; provided, however, that if the National

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Association of Securities Dealers Inc. ("NASD") adopts a definition of "service fee" for purposes of Section 26(d) of the Rules of Fair Practice of the NASD that differs from the definition of "service activities" hereunder, or if the NASD adopts a related definition intended to define the same concept, the definition of "service activities" in this Paragraph shall be automatically amended, without further action of the parties, to conform to such NASD definition. Overhead and other expenses of NYLIFE Distributors related to its "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

     4. This Amended and Restated Plan shall not take effect with respect to a Fund, other than the Strategic Income, until it has been approved by a vote of at least a majority (as defined in the Act) of the outstanding voting securities of such Fund.

     5. This Plan shall not take effect until it, together with any related agreements, has been approved by votes of a majority of both (a) the Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Trustees"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

     6. The Plan of Distribution shall continue in full force and effect as to the Funds for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 5.

     7. NYLIFE Distributors shall provide to the Trustees of the Trust and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     8. This Plan may be terminated as to the Funds at any time, without payment of any penalty, by vote of a majority of the Rule 12b-l Trustees, or by a vote of a majority of the outstanding voting securities of the Funds on not more than 30 days' written notice to any other party to the Plan.

     9. This Plan may not be amended to increase materially the amount of distribution fee (including any Service Fee) provided for in paragraph 1 hereof unless such amendment is approved in the manner provided for initial approval in paragraph 4 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in paragraph 5 hereof.

     10. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not such interested persons.

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     11.  The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 6 hereof, for a period of not less than six years from the date of this Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

     12. The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or any Fund under this Plan, and NYLIFE Distributors or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Trust or such Funds in settlement of such right or claim, and not to such Trustees or shareholders.

     IN WITNESS WHEREOF, the Trust, on behalf of the Funds, and NYLIFE Distributors have executed this amended and restated Plan of Distribution as of the ____ day of _________, 199__.


                                        THE MAINSTAY FUNDS



                                        By: ___________________________
                                           Title:



                                        NYLIFE DISTRIBUTORS INC.


                                        By: ___________________________
                                           Title:

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